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                                  EXHIBIT 11.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


    Computations of net income per share for the years ended December 31, 1994, 1993, and 1992 are as follows:


                                                    1994           1993        1992
                                                    ----           ----        ----
    PRIMARY
    -------

    Net income (loss)                            $(183,581)      $21,510      $34,503
                                                 =========       =======      =======

    Average common shares outstanding               22,266        20,505       19,874

    Dilutive common equivalent shares
         issuable upon the exercise of
         options currently outstanding
         to purchase common shares                      --           421          732
                                                 ---------       -------      -------
                                                    22,266        20,926       20,606
                                                 =========       =======      =======

    Net income (loss) per share                  $   (8.24)      $  1.03      $  1.67
                                                 =========       =======      =======

    FULLY DILUTED
    -------------

    Net income (loss)                            $(183,581)      $21,510      $34,503
    Add: Interest expense net of tax
         related to convertible Debentures           1,241            --           --
                                                 ---------       -------      -------

    Adjusted net income                          $(182,340)      $21,510      $34,503
                                                 =========       =======      =======

    Average common shares outstanding               22,266        20,505       19,874

    Dilutive common equivalent shares
         issuable upon the exercise of
         options currently outstanding
         to purchase common shares                     654           421          732

    Conversion of Debentures                         2,761            --           --
                                                 ---------       -------      -------
                                                    25,681        20,926       20,606
                                                 =========       =======      =======


    Net income (loss) per share                  $   (7.10)      $  1.03      $  1.67
                                                 =========       =======      =======


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